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                                                                    EXHIBIT 99.1

                        [MISSION RESOURCES LETTERHEAD]

                             Contact:
                             Jeanne A. Buchanan
                             Vice President of Corporate Communications
                             (713) 495-3000

September 28, 2001

                   MISSION RESOURCES' ANNOUNCES EXTENSION OF
                       EXCHANGE OFFER TO OCTOBER 17, 2001

Houston, Texas - September 28, 2001 Mission Resources Corporation ("Mission") (NASDQ:MSSN) today announced that that, in light of the impact on various market participants resulting from the recent events in New York and Washington, D.C., it has extended to 5:00 p.m., New York City time, on October 17, 2001, its offer to exchange up to $225.0 million aggregate principal amount of its 10 7/8% Senior Subordinated Notes due 2007 Series C (CUSIP Number 605109 AC 1) for any and all outstanding 10 7/8% Senior Subordinated Notes due 2007 (CUSIP Number 07985 AA 6) (the "SERIES A NOTES") and 10 7/8% Senior Subordinated Notes due 2007 Series B (CUSIP Numbers 605109 AA 5 and 605109 AB 3) (the "SERIES B NOTES"). The existing Series A Notes were issued and sold in a registered transaction, and the existing Series B Notes were issued and sold in a transaction exempt from registration under Rule 144A of the Securities Act of 1933. The exchange offer was originally scheduled to expire at 5:00 p.m., New York City time, on October 3, 2001.

     Mission Resources Corporation also announced that the Exchange Agent has relocated its office. Consequently, letters of transmittal and existing notes to be exchanged should be delivered to:

                      THE BANK OF NEW YORK, EXCHANGE AGENT

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
BY REGISTERED OR CERTIFIED MAIL         FACSIMILE TRANSMISSION NUMBER         By Hand or Overnight Delivery
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
The Bank of New York                          (917) 773-5828                    The Bank of New York
Reorganization Section                    Reorganization Section                Reorganization Section
One Campus Drive                                                                One Campus Drive
Pleasantville, New York 10507        Confirm Receipt of Facsimile By:           Pleasantville, New York 10507
Attention: Carolle Montreuil                  (917) 773-5022                    Attention: Carolle Montreuil
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     Questions concerning the delivery of appropriate documents and existing notes should be directed to Carolle Montreuil ((914) 773-5022) at the Exchange
Agent.

     As of 9:00 a.m., New York City time, today, an aggregate of $20,120,000.00 Series A Notes and Series B Notes have been tendered for exchange.

     The existing Series B Notes have not been registered under the Securities Act of 1933 and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state.

     Mission Resources is an independent oil and gas exploration and production company headquartered in Houston, with oil and gas properties located in three core areas: the onshore Gulf Coast, the Gulf of Mexico and the Permian Basin. Mission's common stock is quoted on the NASDAQ Market under the trading symbol "MSSN."